News

Contacts: Media and Investors Peggy Reilly Tharp, Brown Shoe Company (314) 854-4134, ptharp@brownshoe.com

Brown Shoe Company Reports Third Quarter 2011 Results

Net sales of $713.8 million

GAAP net earnings per diluted share of $0.79

Adjusted net earnings per diluted share of $0.51

ST. LOUIS, Nov. 21, 2011 – Brown Shoe Company, Inc. (NYSE: BWS, brownshoe.com) today reported its third quarter 2011 financial results, with net sales of $713.8 million, a decrease of 0.3% compared to third quarter 2010 net sales of $716.1 million.

The company reported net earnings of $33.7 million, or $0.79 per diluted share, compared to $18.6 million, or $0.42 per diluted share, in the third quarter of 2010.  On an adjusted* basis, net earnings were $21.9 million, or $0.51 per diluted share, compared to $19.8 million, or $0.45 per diluted share in the third quarter of 2010.  Gross profit margin in the third quarter of 2011 was 38.7% versus 39.4% in the third quarter of 2010.

“We recently completed the first phase of our previously announced portfolio review and have made determinations about some of our assets,” said Diane Sullivan, president and chief executive officer of Brown Shoe Company.  “As a result, we will be exiting several businesses, including all of children’s wholesale and some women’s specialty and private brands.  In addition, we have accelerated our real estate review and now plan to close between 70 and 75 Famous Footwear stores in fiscal 2011 and 2012, for a total of approximately 145 stores.  We will also be closing all of our Brown Shoe Closet and F.X. LaSalle stores.  These changes are in addition to the sale of AND 1 and the closing of our Sun Prairie, Wis., Retail distribution center.”

“In total, the first phase of our portfolio realignment is expected to result in a $200 million reduction in annual revenue, approximately $80 million of related SG&A cost savings, and approximately $20 million of cash and non-cash costs over the next several quarters,” continued Sullivan.  “While our efforts to date have been focused on eliminating underperforming or poorly aligned assets, this is not our sole focus.  We are determined to expand our portfolio over the long-term and to deliver enhanced growth through our focus on the strategic consumer platforms of Family, Healthy Living and Contemporary Fashion.”

US$M, except per share (unaudited)	13 Weeks			39 Weeks			52 Weeks
	3Q’11	3Q’10	Chg.	3Q’11	3Q’10	Chg.	3Q’11	3Q’10	Chg.
Famous Footwear	416.2	421.5	-1.3%	1,103.9	1,131.0	-2.4%	1,459.4	1,473.7	-1.0%
Wholesale Operations	233.6	227.1	2.9%	665.8	580.5	14.7%	839.7	731.5	14.8%
Specialty Retail	64.0	67.4	-5.2%	184.3	188.1	-2.0%	259.4	260.3	-0.4%
Consolidated net sales	$713.8	$716.1	-0.3%	$1,953.9	$1,899.6	2.9%	$2,558.5	$2,465.5	3.8%
Gross profit	276.5	282.2	-2.0%	758.1	768.2	-1.3%	993.4	1,000.6	-0.7%
Margin	38.7%	39.4%	-70 bps	38.8%	40.4%	-160 bps	38.8%	40.6%	-180 bps
SG&A expenses	239.4	247.0	-3.1%	707.6	696.0	1.6%	934.4	914.0	2.2%
% of net sales	33.5%	34.5%	-100 bps	36.2%	36.6%	-40 bps	36.5%	37.1%	-60 bps
Net restructuring, other special charges	4.7	1.9	154.6%	7.1	5.5	30.9%	9.6	10.5	-9.0%
Operating earnings	32.4	33.3	-2.8%	43.4	66.7	-34.9%	49.4	76.1	-35.1%
% of net sales	4.5%	4.6%	-10 bps	2.2%	3.5%	-130 bps	1.9%	3.1%	-120 bps
Net interest expense	(6.6)	(4.9)	35.3%	(20.6)	(14.1)	46.3%	(26.0)	(19.1)	36.0%
Earnings before income tax	25.8	28.4	-9.3%	22.8	52.6	-56.7%	23.4	57.0	-58.9%
Tax rate	31.7%	34.9%	-320 bps	32.0%	35.7%	-370 bps	19.9%	32.4%	n/m
Discontinued operations	16.1	--	n/m	17.1	--	n/m	17.1	--	n/m
Net earnings	$33.7	$18.6	81.6%	$32.8	$33.9	-3.2%	$36.2	$38.9	-7.1%
Per share	$0.79	$0.42	88.1%	$0.75	$0.77	-2.6%	$0.82	$0.89	-7.9%
Adjusted per share	$0.51	$0.45	13.3%	$0.60	$0.86	-30.2%	$0.71	$1.04	-31.7%

Highlights

Famous Footwear reported a year-over-year decline in third quarter net sales of (1.3%).  The decrease was due in part to the continued expected weakness in year-over-year toning sales, which was only partially offset by strength in running, sandal and boot sales.  In the third quarter, same store sales at Famous Footwear decreased (0.4%) versus a record setting 10.6% gain in 2010.  During the quarter, the company closed 12 underperforming stores and added 17 new stores.  On a year-over-year basis, the total number of stores increased to 1,121 from 1,118.

Wholesale Operations net sales improved 2.9% over the third quarter of 2010, as a result of the ASG acquisition completed in February of 2011.  Legacy Wholesale Operations were down 11.8% versus a 33.7% improvement in the third quarter of last year, as the company began the work to exit some of its Wholesale brands and also due to lower sales of Dr. Scholl’s Shoes.  This decline was partially offset by a year-over-year improvement in Contemporary Fashion, which was led by the Sam Edelman, Franco Sarto, Via Spiga and Vera Wang brands.

Consolidated gross profit decreased (2.0%) in the third quarter, while gross profit margin declined (70) basis points.  The reduction in gross margin, when compared to the third quarter of 2010, was primarily due to both lower sales and a decline in gross margin at Famous Footwear.  Wholesale Operations contributed positively to gross margin, due to better gross margin performance in the company’s legacy Wholesale Operations and as a result of the ASG acquisition.  For the third quarter, Retail and Wholesale Operations net sales were 67% and 33%, respectively, compared to 69% and 31% in the third quarter of 2010.

Third quarter 2011 GAAP earnings per diluted share of $0.79 included a $0.37 benefit from the sale of AND 1, ($0.07) of costs associated with exiting various Wholesale Operations brands, and ($0.02) of ASG integration related costs.  Excluding these items, adjusted earnings were $0.51 per diluted share.  For the third quarter of 2010, GAAP earnings per diluted share of $0.42 included ($0.03) of costs related to the company’s IT initiatives.  Excluding these costs, adjusted earnings were $0.45 per diluted share.

Inventory at the end of the third quarter was $580.2 million, up 7.5% compared to $539.9 million in the third quarter of 2010.  Famous Footwear inventory was down, while Wholesale Operations inventory was up, with the majority of the year-over-year increase at Wholesale due to the ASG acquisition.  At quarter-end, Brown Shoe Company had approximately $300.0 million in availability under its revolving credit facility and $42.0 million in cash and cash equivalents.

Financial Review and Outlook

“The third quarter decline in net sales to $713.8 million was versus a strong year-over-year comparison and during a time of economic uncertainty for our consumers,” said Mark Hood, chief financial officer of Brown Shoe Company.  “Adjusted EPS of $0.51 for the third quarter was up 13.3% over the prior year and included $0.07 of SAP related costs.  This brings year-to-date SAP related costs to a total of $0.22 per diluted share.”

“For fiscal 2011, we now expect earnings per diluted share of $0.73 to $0.85, reflecting a generally cautious outlook for the holiday shopping season, the full-year impact of approximately $0.26 of SAP related costs, and an expected decline in sales from the brands we are exiting,” concluded Hood.
Metric	FY’11
Consolidated net sales	$2.60 to $2.62 billion
Famous Footwear same-store sales	Down 1%
Wholesale Operations net sales, excluding ASG	Down 2%
Gross profit margin	Down 100 to 140 basis points
Net interest expense	$26 to $27 million
Effective tax rate	31.0% to 32.0%
Earnings per diluted share	$0.73 to $0.85
Adjusted earnings per diluted share	$0.73 to $0.85
Depreciation and amortization	$59 to $61 million
Capital expenditures	$43 to $45 million

Investor Conference Call

Brown Shoe Company will webcast an investor conference call at 4:30 p.m. ET today, Nov. 21, 2011.  The webcast will be available at brownshoe.com/investor.  A live conference call will be available at (877) 217-9089 for analysts in North America or (706) 679-1723 for international analysts by using the conference ID 26752005.  A replay will be available on the website for a limited period.  Investors may also access the replay by dialing (855) 859-2056 in North America or (404) 537-3406 internationally and using the conference ID 26752005 through Dec. 5, 2011.

* Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings and earnings per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Definitions

All references in this press release, outside of the condensed consolidated financial statements that follow, unless otherwise noted, related to net earnings attributable to Brown Shoe Company, Inc. and diluted earnings per common share attributable to Brown Shoe Company, Inc. shareholders, are presented as net earnings and earnings per diluted share, respectively.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the Company's future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) potential disruption to Brown Shoe Company’s business and operations as it integrates ASG into its business; (iii) potential disruption to Brown Shoe Company’s business and operations as it implements its information technology initiatives; (iv) Brown Shoe Company’s ability to utilize its new information technology system to successfully execute its strategies, including integrating ASG’s business; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China, where ASG has manufacturing facilities and both ASG and Brown Shoe Company rely heavily on third-party manufacturing facilities for a significant amount of their inventory; (ix) the ability to recruit and retain senior management and other key associates; (x) the ability to attract and retain licensors and protect intellectual property rights; (xi) the ability to secure/exit leases on favorable terms; (xii) the ability to maintain relationships with current suppliers; (xiii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiv) the ability to source product at a pace consistent with increased demand for footwear; (xv) the impact of rising prices in a potentially inflationary global environment; and (xvi) the ability of Brown Shoe Company to execute on the first phase of its portfolio realignment. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

# # #

About Brown Shoe Company, Inc.

Brown Shoe Company is a global footwear company.  Brown Shoe Company’s Retail division operates Famous Footwear, a leading family branded footwear destination with over 1,100 stores nationwide and e-commerce site FamousFootwear.com, approximately 260 specialty retail stores in the U.S., Canada, and China primarily under the Naturalizer brand name, and footwear e-tailer shoes.com. Through its wholesale divisions, Brown Shoe Company designs and markets leading fashion and athletic footwear brands including Naturalizer, Dr. Scholl's, LifeStride, Sam Edelman, Franco Sarto, Via Spiga, Vince, Etienne Aigner, Vera Wang, Avia and rykä.  Brown Shoe Company press releases are available at brownshoe.com.

SCHEDULE 1

BROWN SHOE COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended		52 Weeks Ended
(Thousands, except per share data)	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010

Net sales	$713,788	$716,093	$1,953,933	$1,899,567	$2,558,457	$2,465,539
Cost of goods sold	437,290	433,874	1,195,866	1,131,318	1,565,084	1,464,898

Gross profit	276,498	282,219	758,067	768,249	993,373	1,000,641

Selling and administrative expenses	239,422	247,089	707,476	696,052	934,401	914,024
Restructuring and other special charges, net	4,715	1,852	7,148	5,460	9,602	10,549

Operating earnings	32,361	33,278	43,443	66,737	49,370	76,068

Interest expense	(6,685)	(4,916)	(19,903)	(14,238)	(25,312)	(19,241)
Loss on early extinguishment of debt	-	-	(1,003)	-	(1,003)	-
Interest income	98	46	248	113	338	147

Earnings from continuing operations before income taxes	25,774	28,408	22,785	52,612	23,393	56,974

Income tax provision	(8,180)	(9,918)	(7,294)	(18,799)	(4,655)	(18,435)

Net earnings from continuing operations	17,594	18,490	15,491	33,813	18,738	38,539

Discontinued operations:
Earnings from operations of AND 1, net of tax of $595, $1,285 and $1,285, respectively	725	-	1,701	-	1,701	-
Gain on sale of subsidiary, net of tax of $6,196	15,374	-	15,374	-	15,374	-

Net earnings from discontinued operations	16,099	-	17,075	-	17,075	-

Net earnings	33,693	18,490	32,566	33,813	35,813	38,539

Net loss attributable to noncontrolling interests	(39)	(83)	(245)	(67)	(351)	(389)

Net earnings attributable to Brown Shoe Company, Inc.	$33,732	$18,573	$32,811	$33,880	$36,164	$38,928

Basic earnings per common share:
From continuing operations	$0.42	$0.42	$0.36	$0.78	$0.44	$0.90
From discontinued operations	0.38	-	0.40	-	0.39	-
Basic earnings per common share attributable to Brown Shoe Company, Inc. shareholders	$0.80	$0.42	$0.76	$0.78	$0.83	$0.90

Diluted earnings per common share:
From continuing operations	$0.41	$0.42	$0.36	$0.77	$0.43	$0.89
From discontinued operations	0.38	-	0.39	-	0.39	-

Diluted earnings per common share attributable to Brown Shoe Company, Inc. shareholders	$0.79	$0.42	$0.75	$0.77	$0.82	$0.89

Basic number of shares	40,079	42,348	41,469	42,084	41,695	41,963
Diluted number of shares	40,610	42,608	42,005	42,370	42,192	42,254

SCHEDULE 2

BROWN SHOE COMPANY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands)	October 29, 2011	October 30, 2010	January 29, 2011
ASSETS

Cash and cash equivalents	$41,951	$29,707	$126,548
Receivables	155,754	131,352	113,937
Inventories	580,154	539,881	524,250
Prepaid expenses and other current assets	32,948	31,910	43,546
Total current assets	810,807	732,850	808,281

Other assets	137,590	122,996	133,538
Goodwill and intangible assets, net	142,544	72,218	70,592
Property and equipment, net	136,817	136,533	135,632
Total assets	$1,227,758	$1,064,597	$1,148,043

LIABILITIES AND EQUITY

Borrowings under revolving credit agreement	$222,000	$113,000	$198,000
Trade accounts payable	177,521	172,789	167,190
Other accrued expenses	138,074	154,895	146,715
Total current liabilities	537,595	440,684	511,905

Long-term debt	198,586	150,000	150,000
Deferred rent	32,829	35,631	34,678
Other liabilities	39,155	28,554	35,551
Total other liabilities	270,570	214,185	220,229

Total Brown Shoe Company, Inc. shareholders’ equity	418,600	408,804	415,080
Noncontrolling interests	993	924	829
Total equity	419,593	409,728	415,909
Total liabilities and equity	$1,227,758	$1,064,597	$1,148,043

SCHEDULE 3

BROWN SHOE COMPANY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 Weeks Ended
(Thousands)	October 29, 2011	October 30, 2010
OPERATING ACTIVITIES:
Net earnings	$32,566	$33,813
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	44,523	37,005
Amortization of debt issuance costs	1,757	1,646
Loss on early extinguishment of debt	1,003	-
Share-based compensation expense	5,116	4,494
Tax deficiency related to share-based plans	371	212
Loss on disposal of facilities and equipment	850	783
Impairment charges for facilities and equipment	1,067	2,273
Deferred rent	(1,849)	(3,238)
Provision for doubtful accounts	562	286
Gain on sale of subsidiary, net	(15,374)	-
Changes in operating assets and liabilities, net of acquired and discontinued operations:
Receivables	(27,298)	(47,317)
Inventories	(14,746)	(82,520)
Prepaid expenses and other current and noncurrent assets	28,879	15,698
Trade accounts payable	415	(5,064)
Accrued expenses and other liabilities	(44,410)	9,981
Other, net	(814)	(890)
Net cash provided by (used for) operating activities	12,618	(32,838)

INVESTING ACTIVITIES:
Capital expenditures	(30,982)	(40,914)
Acquisition cost (American Sporting Goods Corporation)	(156,636)	-
Cash recognized on initial consolidation	3,121	-
Net proceeds from sale of subsidiary	55,350	-
Net cash used for investing activities	(129,147)	(40,914)

FINANCING ACTIVITIES:
Borrowings under revolving credit agreement	1,410,500	753,000
Repayments under revolving credit agreement	(1,386,500)	(734,500)
Proceeds from issuance of 2019 Senior Notes	198,586	-
Redemption of 2012 Senior Notes	(150,000)	-
Dividends paid	(9,135)	(9,183)
Debt issuance costs	(6,428)	-
Acquisition of treasury stock	(25,484)	-
Proceeds from stock options exercised	734	561
Tax deficiency related to share-based plans	(371)	(212)
Contributions by noncontrolling interests	-	527
Acquisition of noncontrolling interests (Edelman Shoe, Inc.)	-	(32,692)
Net cash provided by (used for) financing activities	31,902	(22,499)
Effect of exchange rate changes on cash and cash equivalents	30	125
Decrease in cash and cash equivalents	(84,597)	(96,126)
Cash and cash equivalents at beginning of period	126,548	125,833

Cash and cash equivalents at end of period	$41,951	$29,707

SCHEDULE 4

BROWN SHOE COMPANY, INC.
Reconciliation of Operating Earnings, Net Earnings and Diluted Earnings Per Share (GAAP Basis) to Adjusted Operating Earnings, Net Earnings and Diluted Earnings Per Share (Non-GAAP Basis)

	13 Weeks Ended October 29, 2011		13 Weeks Ended October 30, 2010
(Thousands, except per share data)	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share

GAAP earnings	$33,732	$0.79	$18,573	$0.42

Charges/Other Items:
Gain on sale of subsidiary	(15,374)	(0.37)	-	-
Wholesale brand exit costs	2,752	0.07	-	-
ASG integration costs	784	0.02	-	-
IT initiatives	-	-	1,195	0.03

Total charges/other items	(11,838)	(0.28)	1,195	0.03

Adjusted earnings	$21,894	$0.51	$19,768	$0.45

	39 Weeks Ended October 29, 2011		39 Weeks Ended October 30, 2010
(Thousands, except per share data)	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share

GAAP earnings	$32,811	$0.75	$33,880	$0.77

Charges/Other Items:
Gain on sale of subsidiary	(15,374)	(0.37)	-	-
ASG acquisition and integration-related costs	2,890	0.08	-	-
Wholesale brand exit costs	2,752	0.07	-	-
ASG cost of goods sold adjustment (1)	2,477	0.05	-	-
Loss on early extinguishment of debt	638	0.02	-	-
IT initiatives	-	-	3,642	0.09

Total charges/other items	(6,617)	(0.15)	3,642	0.09

Adjusted earnings	$26,194	$0.60	$37,522	$0.86

	52 Weeks Ended October 29, 2011		52 Weeks Ended October 30, 2010
(Thousands, except per share data)	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share	Net Earnings Attributable to Brown Shoe Company, Inc.	Diluted Earnings Per Share

GAAP earnings	$36,164	$0.82	$38,928	$0.89

Charges/Other Items:
Gain on sale of subsidiary	(15,374)	(0.37)	-	-
ASG acquisition and integration-related costs	3,613	0.09	-	-
Wholesale brand exit costs	2,752	0.07	-	-
ASG cost of goods sold adjustment (1)	2,477	0.05	-	-
IT initiatives	893	0.03	5,014	0.12
Loss on early extinguishment of debt	638	0.02	-	-
Organizational changes	-	-	2,825	0.06
Headquarters consolidation	-	-	(1,139)	(0.03)

Total charges/other items	(5,001)	(0.11)	6,700	0.15

Adjusted earnings	$31,163	$0.71	$45,628	$1.04

(1) In accordance with GAAP, purchase accounting rules require the company to record inventory at fair value (i.e., expected selling price less costs to sell) on the acquisition date. This results in lower than typical gross margins when the acquired inventory is sold. This adjustment reflects the elimination of the unfavorable impact of lower gross margins for ASG product sold in the first and second quarters of 2011.

SCHEDULE 5

BROWN SHOE COMPANY, INC.
OPERATING RESULTS BY MAJOR SEGMENT

	Famous Footwear		Wholesale Operations		Specialty Retail
($ millions)	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	October 29,	October 30,	October 29,	October 30,	October 29,	October 30,
	2011	2010	2011	2010	2011	2010

Net Sales	$416.2	$421.5	$233.6	$227.1	$64.0	$67.4

Gross Profit	$178.3	$186.7	$70.3	$65.0	$27.9	$30.5

Gross Profit Rate	42.8%	44.3%	30.1%	28.6%	43.6%	45.2%

Operating Earnings	$28.4	$32.2	$9.6	$13.7	$0.1	$0.7

Operating Earnings %	6.8%	7.6%	4.1%	6.0%	0.1%	1.0%

Same-store Sales %	(0.4)%	10.6%	-	-	(1.9)%	2.1%

Number of Stores	1,121	1,118	-	-	242	259

	Famous Footwear		Wholesale Operations		Specialty Retail
($ millions)	39 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 29,	October 30,	October 29,	October 30,	October 29,	October 30,
	2011	2010	2011	2010	2011	2010

Net Sales	$1,103.9	$1,131.0	$665.8	$580.5	$184.3	$188.1

Gross Profit	$484.0	$510.5	$196.7	$175.7	$77.5	$82.0

Gross Profit Rate	43.8%	45.1%	29.5%	30.3%	42.0%	43.6%

Operating Earnings (Loss)	$54.7	$76.1	$18.5	$31.4	$(6.7)	$(5.0)

Operating Earnings (Loss) %	5.0%	6.7%	2.8%	5.4%	(3.6)%	(2.6)%

Same-store Sales %	(1.3)%	12.4%	-	-	0.7%	7.8%

	Famous Footwear		Wholesale Operations		Specialty Retail
	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	October 29,	October 30,	October 29,	October 30,	October 29,	October 30,
($ millions)	2011	2010	2011	2010	2011	2010

Net Sales	$1,459.4	$1,473.7	$839.7	$731.5	$259.4	$260.3

Gross Profit	$642.5	$661.6	$243.0	$227.9	$107.9	$111.1

Gross Profit Rate	44.0%	44.9%	28.9%	31.2%	41.6%	42.7%

Operating Earnings (Loss)	$68.9	$90.0	$19.3	$42.1	$(7.7)	$(7.3)

Operating Earnings (Loss) %	4.7%	6.1%	2.3%	5.8%	(3.0)%	(2.8)%

Same-store Sales %	0.1%	11.6%	-	-	1.4%	7.8%